Exhibit 99.1

FOR IMMEDIATE RELEASE

900 South Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Matt Machen | CEO
501.975.6033

Arvest Bank to Acquire Bear State Financial, Inc.

FAYETTEVILLE, AR and LITTLE ROCK, AR – August 22, 2017 – Bear State Financial, Inc. (“Bear State”) (NASDAQ:BSF), parent company of Bear State Bank, and Arvest Bank jointly announced today the signing of a definitive agreement for Arvest Bank to acquire Bear State in an all-cash transaction valued at approximately $391 million, or $10.28 per share of Bear State common stock.

The agreement and plan of reorganization was unanimously approved by the boards of directors of each company. The transaction is expected to close in the fourth quarter of 2017 or first quarter of 2018 and is subject to customary conditions, including both regulatory approval and approval by Bear State’s shareholders.

Clients of Bear State Bank and Arvest Bank will not notice any immediate changes, and both banks will continue to conduct business as usual. At a later date, Bear State Bank’s branding will change to Arvest Bank, with the full conversion of systems expected to occur in 2018.

DD&F Consulting, Inc. served as a consultant to Bear State and Raymond James & Associates, Inc. provided a fairness opinion. Kutak Rock LLP provided legal counsel to Bear State and Hilburn, Calhoon, Harper, Pruniski & Calhoun, Ltd. and McAfee & Taft PC provided legal counsel to Arvest.

About Bear State Financial, Inc.

Bear State common stock is traded on the NASDAQ Global Market under the symbol “BSF.”  For more information on Bear State, please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 42 branches, three personalized technology centers equipped with interactive teller machines and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

About Arvest Bank

Arvest Bank, named by Forbes magazine as one of “America’s Best Large Employers” for 2017, operates more than 250 bank branches in Arkansas, Oklahoma, Missouri and Kansas through a group of 16 locally managed markets, each with its own local board and management team. These banks serve customers in more than 120 communities, with extended weekday banking hours at many locations. Arvest also provides a wide range of banking services including loans, deposits, treasury management, credit cards, mortgage loans and mortgage servicing. Arvest is an Equal Housing Lender and Member FDIC.

Caution About Forward-Looking Statements

This communication contains certain forward-looking information about future events that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Bear State and Arvest. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Bear State and Arvest. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of shareholder approval, the receipt of regulatory approvals required for the transaction on the terms expected or on the anticipated schedule; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); the diversion of management time on transaction related issues; general competitive, economic, political and market conditions and fluctuations; and changes in the regulatory environment. Bear State and Arvest assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

Additional Information and Where to Find it

In connection with the transaction described above, Bear State will file a proxy statement with the Securities and Exchange Commission (“SEC “). BEAR STATE SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement will be mailed to Bear State shareholders and will be available without charge, at the SEC’s internet website (www.sec.gov). Copies of the proxy statement can also be obtained, when available, without charge from Bear State’s website at www.bearstatefinancial.com under the SEC Filings tab.

Participants in the Solicitation

Bear State and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from Bear State shareholders in respect of the proposed transaction. Information about the directors and executive officers of Bear State is set forth in the proxy statement for Bear State’s 2017 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 12, 2017. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.